EXHIBIT 10.12

FEDERAL HOME LOAN BANK OF SAN FRANCISCO

CASH BALANCE PLAN

Amended and Restated

as of December 22, 2004

i

TABLE OF CONTENTS

(continued)

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ARTICLE 1. INTRODUCTION

1.1 Establishment of Plan; Amendment and Restatement

The Federal Home Loan Bank of San Francisco adopted and established the Federal Home Loan Bank of San Francisco Cash Balance Plan (the “Plan”), effective as of January 1, 1996. The Plan has since been amended on various occasions. The Plan is hereby amended and restated effective December 22, 2004 except as where indicated otherwise below.

1.2 Purpose of the Plan

The purpose of this Plan is to provide retirement benefits to Eligible Employees who become vested Participants. For tax purposes, the Plan is intended to qualify as a defined benefit plan under Code Section 401(a). The Plan is a governmental plan, as defined in Code Section 414(d), for purposes of section 401(a).

Prior to January 1, 1996, the Bank was a participating employer in the Financial Institutions Retirement Fund, a tax-qualified multiple employer defined benefit plan. This Plan is intended and designed to be a successor to the Financial Institutions Retirement Fund for Bank employees and received after the Effective Date a transfer of benefit liabilities and assets from the Financial Institutions Retirement Fund with respect to Bank employees.

1.3 Applicability of the Plan

The provisions of this Plan apply only to Eligible Employees of the Bank who are credited with at least one Hour of Service on or after the Effective Date.

The Bank is an instrumentality of the government of the United States and as such, the Plan is, as a governmental plan, either exempt from certain rules under Code Section 401(a) or is subject to a modified version of such rules. Notwithstanding any other provision of the Plan herein to the contrary, if any modification of the Code (or related regulations or rulings) requires that a conforming Plan amendment be adopted as of a stated effective date for the Plan to continue to be a qualified plan, this Plan shall be operated in accordance with such requirement until the date when a conforming Plan amendment is adopted.

ARTICLE 2. DEFINITIONS

2.1 Definitions

Whenever used in this Plan, the following words and phrases shall have the meanings set forth below unless a different meaning is expressly provided or plainly required by the context:

(a) “Account Balance” means the amount determined under Section 4.1(c) of the Plan.

(b) “Accrued Benefit” means the benefit determined under Section 4.1(a) of the Plan.

(c) “Actuarial Equivalent” means, effective September 1, 2003, a benefit having the same value as the benefit for which it is substituted. In cases where specific assumptions or factors are identified in the Plan as being applicable to a particular benefit or situation, the specified assumptions or factors shall be followed. The determination of the Actuarial Equivalent of any benefit as provided for under this Plan shall be made, without assuming any preretirement mortality, based on the mortality rates under the Mortality Table for Code Section 417(e), as published by the Internal Revenue Service in Revenue Ruling 2001-62 or in such subsequent ruling or publication as is applicable on the determination date, based on a fixed blend of 50 percent of the male mortality rates and 50 percent of the female mortality rates therein, and an annual interest rate assumption of six percent.

Effective at all times prior to September 1, 2003, the last sentence of this section shall read as set forth in the text of the Plan as adopted effective January 1, 1996.

(d) “Affiliate” means:

(1) Any corporation or other entity which is a member of a controlled group of corporations within the meaning of Code Section 414(b) (as modified by Code Section 415(h), where applicable) which includes the Bank;

(2) Any trade or business (whether or not incorporated) under common control with the Bank within the meaning of Code Section 414(c) (as modified by Code Section 415(h), where applicable);

(3) Any organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) that includes the Bank; or

(4) Any organization with which the Bank is required to be aggregated under Code Section 414(o).

(e) “Bank” means Federal Home Loan Bank of San Francisco and any successor thereto that agrees to assume the duties of the Bank hereunder.

(f) “Beneficiary” means the person or entity designated by a Participant or Former Participant pursuant to Section 5.8 to receive any death benefit payable under this Plan. If no Beneficiary is properly designated at the time of the Participant’s or Former Participant’s death, or if no person so designated shall survive the Participant or Former Participant, the Beneficiary shall be the surviving Spouse, or if there is no surviving Spouse, the Participant’s or Former Participant’s estate.

(g) “Benefit Commencement Date” means the first day for which an amount is payable under the Plan as an annuity or other form of payment.

(h) “Benefit Service” means the service as described in Section 3.5.

(i) “Board of Directors” means the Board of Directors of the Bank.

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(k) “Committee” means the retirement committee appointed by the Board of Directors in accordance with Section 7.1 of this Plan.

(l) “Compensation” means, effective January 1, 2003, the base salary and other wages, bonuses, commissions, overtime premiums, shift premiums, and other taxable remuneration payable to an Eligible Employee by the Bank for a Plan Year or other period taken into account in making the determination. In applying this definition, Compensation shall also include any salary reduction elected by the Employee under Code Section 125, 401(k) or, effective January, 1, 2001, Code Section 132(f)(4). In determining an Eligible Employee’s Compensation, all reimbursements and expense allowances, moving expenses, fringe benefits, income attributable to group-term life insurance, long-term disability payments, meals and lodging, and contributions to, and distributions from, qualified and nonqualified deferred compensation plans shall be excluded. Notwithstanding the foregoing, for purposes of the Code Section 415 limits set forth in Section 4.8 of the Plan, Compensation shall be determined after giving effect to any salary reduction that the Participant elected pursuant to Code Section 125, 401(k) or, effective January 1, 2001, Code Section 132(f)(4), and taking into account or excluding any other compensation items as provided under Code Section 415 or the regulations thereunder.

To the extent required by Code Section 401(a)(17), Compensation for any Plan Year that is taken into account in determining benefits under the Plan shall not exceed (i) $200,000 for 2002 or any subsequent year (as adjusted for cost of living increases as permitted under Code Section 401(a)(17) or applicable regulations) and (ii) the maximum dollar amount in effect under Code Section 401(a)(17) (as adjusted for cost of living increases as permitted under Code Section 401(a)(17) or applicable regulations) for Plan Years 1996 through 2001; provided, however, that for purposes of calculating the Net Transition Benefit (as defined in Section 4.1(f)(2)) on and after January 1, 2002, Compensation for any Plan Year that is taken into account in determining a Participant’s Final Average Pay shall not exceed $200,000 (as adjusted for cost of living increases as permitted under Code Section 401(a)(17) or applicable regulations); provided, further, that for purposes of calculating the benefits of a Participant on or after January 1, 2003, such Participant’s Compensation shall not exceed $200,000 for 1995 through 2001. The preceding limitations do not apply to benefits transferred to this Plan from another qualified plan that properly determined such benefits on the basis of a different compensation limit that was applicable at the time.

(m) “Date of Hire” means the date an Employee is first credited with an Hour of Service after being initially hired as an Employee or after being rehired as an Employee following a Separation From Service.

(n) “Effective Date” means January 1, 1996.

(o) “Eligible Employee” means, effective January 1, 1996, all Employees of the Bank except:

(1) Employees who are included in a unit of Employees covered by a collective bargaining agreement, if there is evidence that retirement benefits were the subject of good faith bargaining and such agreement does not provide for the participation of those Employees in this Plan;

(2) Employees who are not on the Bank’s U.S. dollar Payroll or are nonresident aliens and who receive no earned income from the Bank which constitutes income from sources within the United States; and

(3) Employees who are Leased Employees within the meaning of Code Section 414(n).

Notwithstanding the foregoing, effective January 1, 1996, the Bank may specify that only named Employees or specified classifications of Employees employed by an Affiliate shall be “Eligible Employees,” in which case all other Employees of such Affiliate shall not be “Eligible Employees.” If, during any period, the Bank has not treated an individual as an Employee and, for that reason, has not withheld employment taxes with respect to that individual, then that individual shall not be an “Eligible Employee” for that period, even in the event that the individual is determined, retroactively, to have been an Employee during all or any portion of that period. An individual’s status as an “Eligible Employee” shall be determined by the Bank and such determination shall be conclusive and binding on all persons.

For the purposes of this section, “Payroll” means the system used by an entity to pay those individuals it treats as employees for their services and to withhold employment taxes from the employee compensation it pays to such employees. “Payroll” does not include any system the entity uses to pay individuals whom it does not treat as its employees and for whom it does not actually withhold employment taxes (including, but not limited to, individuals it treats as independent contractors) for their services.

(p) “Employee” means any person who is a common law employee of the Bank or an Affiliate. Solely for purposes of determining whether the Plan satisfies the requirements listed in Code Section 414(n)(3) (to the extent applicable), Employee shall also mean any Leased Employee (as defined in Code Section 414(n)), except to the extent such employees may be disregarded under Code Section 414(n)(5). Leased Employees shall not become Participants in or accrue benefits under the Plan on account of their status as a Leased Employee.

Effective January 1, 1997, a Leased Employee includes any person (other than an Employee of the Bank) who pursuant to an agreement between the Bank and any other person has performed services for the Bank (or for the Bank and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the Bank.

(q) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(r) “Final Average Pay” means the highest average annual Compensation of a Participant, while an Eligible Employee, during any three consecutive completed calendar years in the period preceding the earlier of the Participant’s termination of employment with the Bank or the date the Participant ceases to be an Eligible Employee, provided, that in determining a Participant’s Frozen Benefit hereunder, Final Average Pay shall mean “High-3 Salary” of the Participant, as determined under the terms of the Financial Institutions Retirement Fund as in effect on December 31, 1995. If the Participant received Compensation for fewer than three consecutive complete calendar years after December 31, 1995, Final Average Pay shall be determined taking into account either the Participant’s last three completed calendar years as an Eligible Employee or the entire period for which the Participant received Compensation, whichever is applicable.

(s) “Former Participant” means a former Eligible Employee who has a vested Accrued Benefit under the Plan.

(t) “Hour of Service” means each hour for which the Employee is paid or entitled to payment by the Bank or an Affiliate.

(u) “Normal Retirement Age” means age 65.

(v) “Normal Retirement Date” means the first day of the month coinciding with or next following the Participant’s attainment of Normal Retirement Age.

(w) “Participant” means an Eligible Employee who becomes a Participant as provided in Article 3.

(x) “Plan” means the Federal Home Loan Bank of San Francisco Cash Balance Plan, as established by this document and as amended from time to time.

(y) “Plan Year” means the calendar year.

(z) “Prior Annuity Benefit” means the benefit determined under Section 4.1(b) of the Plan.

(aa) “Qualified Joint and Survivor Annuity” means the annuity described in Section 5.2 (or, in the case of a Participant without a Spouse, the annuity described in Section 5.1).

(ab) “Qualified Preretirement Survivor Annuity” means the annuity described in Section 5.5.

(ac) “Separation From Service” means any termination of the employment relationship between an Employee and the Bank and its Affiliates and shall be deemed to occur upon the earlier of:

(1) The date upon which the Employee quits, is discharged, retires, or dies; or

(2) The first anniversary of the first day of a period in which the Employee is absent from the service of the Bank or an Affiliate for any reason (such as vacation, sickness, layoff, or leave of absence) not specified in paragraph (1) above.

An Eligible Employee who becomes a non-Eligible Employee shall not be treated as having a Separation From Service. An Employee who is on leave of absence from work with the Bank or an Affiliate in order to serve the Armed Forces of the United States shall not have a Separation From Service unless the individual fails to report for work at the end of such military leave and prior to expiration of the period in which the individual has reemployment rights under law.

(ad) “Spouse” means the person to whom the Participant is legally married or a spousal equivalent with respect to the Participant, as determined by the Committee at the earlier of the Participant’s Benefit Commencement Date or death in accordance with uniform, nondiscriminatory rules as may be established by the Committee in its sole discretion.

(ae) “Trust Agreement” means any agreement in the nature of a trust established to form a part of this Plan and to receive, hold, invest and dispose of the Trust Fund.

(af) “Trust Fund” means the assets of every kind and description held under any Trust Agreement forming a part of this Plan.

(ag) “Trustee” means any person or entity appointed in accordance with Section 6.1 to act as trustee under any Trust Agreement at the time of reference.

(ah) “Vesting Service” means the service described in Section 3.4.

2.2 Number

Except when otherwise indicated by the context, any use of any term in the singular or plural shall also include the opposite number.

ARTICLE 3. PARTICIPATION AND SERVICE

3.1 Date of Participation

Each Eligible Employee shall automatically become a Participant on the first day of the month coincident with or next following the latest of:

(a) January 1, 1996;

(b) the date the Employee becomes an Eligible Employee; or

(c) the date the Employee completes six months of Vesting Service.

For purposes of the foregoing, full and partial months of Vesting Service earned prior to a termination of employment shall be reinstated automatically upon reemployment as an Eligible Employee.

3.2 Duration

An Eligible Employee who becomes a Participant shall continue to be a Participant until the Employee terminates employment with the Bank.

3.3 Rehired and Transferred Employees

(a) A former Employee who is rehired as an Eligible Employee shall become a Participant as of the later of his or her new Date of Hire or the date he or she first satisfies the conditions of Section 3.1 thereafter (taking into account any prior full or partial Vesting Service that he or she had prior to such rehire). Any former Employee who is rehired as an Eligible Employee after benefit payments have begun, shall have benefits suspended to the extent provided in Section 4.6.

(b) An Employee who becomes an Eligible Employee hereunder shall be credited with Vesting Service for all employment with the Bank and Affiliates prior to becoming an Eligible Employee.

(c) A Participant who ceases to be an Eligible Employee but continues to be an Employee shall continue to earn Vesting Service under this Plan during the period that the individual continues to be an Employee. Any benefits that the Employee may become entitled to under the Plan shall be determined on the basis of:

(1) The Employee’s Vesting Service before and after the change in status, and

(2) The Benefit Service and Final Average Pay that the Employee had as of the date he or she ceased to be an Eligible Employee.

(d) An Employee of an Affiliate who has a Separation From Service and who thereafter becomes a Participant shall be treated in the same manner as a transferred Employee under Subsection (b).

3.4 Vesting Service

Vesting Service shall include the Employee’s aggregate periods of employment with the Bank and all Affiliates, including periods of employment before the Effective Date. An Employee who becomes a Participant shall be credited with Vesting Service for the period or periods from the Employee’s Date of Hire with the Bank or an Affiliate to the Employee’s Separation From Service date. Vesting Service also shall include all periods of severance of less than 12 months if the Employee severs from service as a result of a quit, discharge, or retirement and then returns to service as an Employee within 12 months thereafter.

Vesting Service earned by a former Employee prior to a Separation From Service shall be automatically reinstated if the former Employee is reemployed as an Eligible Employee.

3.5 Benefit Service

Except as otherwise provided in this Section, Benefit Service shall include the Employee’s aggregate periods of employment with the Bank while (a) a Participant in this Plan and (b) a participant in the Financial Institutions Retirement Fund as a Bank employee prior to January 1, 1996. In determining a Participant’s Benefit Service, periods of employment in a capacity other than as an Eligible Employee and periods of employment between a Separation From Service and Date of Hire shall not be taken into account.

3.6 Qualified Military Service

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).

ARTICLE 4. RETIREMENT BENEFITS

4.1 Accrued Benefit

(a) Amount. Subject to the terms and conditions of this Article, the Accrued Benefit of a Participant under this Plan shall be the monthly amount earned by the Participant as of the date the determination is being made, payable as a single life annuity commencing upon the later of the Participant’s Normal Retirement Date or the Participant’s termination of employment and ending with the month in which the Participant dies. The amount of a Participant’s Accrued Benefit as of any date shall be equal to the sum of his or her (1) Prior Annuity Benefit and (2) Account Balance (as converted to a single life annuity as provided in Subsection (e)(3) below).

(b) Prior Annuity Benefit. A Participant’s Prior Annuity Benefit as of any date shall be equal to the sum of his or her Frozen Benefit (as defined in Subsection (f)(1) below) and Net Transition Benefit (as defined in Subsection (f)(2) below), if any, as of that date. Only those Participants who became a Participant under this Plan on January 1, 1996 and who were “Members” in the Financial Institutions Retirement Fund as an Employee on December 31, 1995 shall be eligible for a Prior Annuity Benefit hereunder.

(c) Account Balance. A Participant’s Account Balance as of any date shall be equal to the sum of the Participant’s 1996 Special Benefit (as defined in Subsection (f)(4) below), Regular Benefit (as defined in Subsection (f)(5) below), and Earnings Credit (as defined in Subsection (f)(6) below), if any, as of that date.

(d) Crediting Account Balances. Credits shall be made to the Account Balances of Participants and Former Participants as follows:

(1) The 1996 Special Benefit shall be credited as of the Effective Date to the Account Balance of Participants who are participating in the Plan as of that date;

(2) The Regular Benefit shall be credited to the Account Balance of Participants as of the last day of each Plan Year; and

(3) The Earnings Credit shall be credited to the Account Balance of Participants and Former Participants as of the last day of each Plan Year, provided that, as of the Benefit Commencement Date of a Participant or Former Participant, his or her Earnings Credit for the Plan Year shall be prorated as provided below and no further Earnings Credits shall be credited to such Participant or Former Participant.

If the Account Balance is determined as of a date during the Plan Year, the foregoing rules shall be applied by treating the date of determination as the end of a short Plan Year in the following manner: The Participant’s Compensation for the Plan Year to the calculation date shall be used in determining Compensation and the Earnings Credit for the year shall be prorated to reflect the portion of the year that has been completed as of the date of determination.

(e) Other Rules. The following additional rules shall apply to the determination of a Participant’s Accrued Benefit hereunder:

(1) The reduction required to be made under Subsection (f)(1) to a Participant’s Frozen Benefit, if any, for benefits payable under the Financial Institutions Retirement Fund shall be made by (A) determining the amount of the Frozen Benefit payable in the normal form commencing at the later of Normal Retirement Age or termination of employment (determined in accordance with this Section and Section 5.1 or 5.2, as applicable) and (B) subtracting from that amount the amount of the Participant’s benefit under the Financial Institutions Retirement Fund payable at the same time and in the same form.

(2) The reduction required to be made under Subsection (f)(2) to a Participant’s Total Transition Benefit, if any, for benefits payable under the Financial Institutions Retirement Fund shall be made by (A) determining the amount of the Total Transition Benefit payable in the normal form commencing at the later of Normal Retirement Age or termination of employment (determined in accordance with this Section and Section 5.1 or 5.2, as applicable) and (B) subtracting from that amount the amount of the Participant’s benefit under the Financial Institutions Retirement Fund payable at the same time and in the same form.

(3) A Participant’s Account Balance shall be converted to a single life annuity for purposes of Subsection (a) above by dividing (A) the Participant’s Account Balance as of the date of determination plus Earnings Credits projected to the Participant’s Normal Retirement Age (if applicable), by (B) the present value of a monthly annuity paying $1.00 at the beginning of each month for the lifetime of a Participant at the start of payments, valued using the actuarial assumptions set forth in Section 2.1(c).

(4) If a Former Participant receives a distribution of his or her vested Accrued Benefit and thereafter becomes an Eligible Employee, any subsequent Accrued Benefit of such Participant shall not include the amount of the Participant’s previously distributed Accrued Benefit, nor shall it include the nonvested portion of his or her prior Accrued Benefit that was cancelled pursuant to Section 4.3 unless such portion is reinstated in accordance with that Section.

(5) The Accrued Benefit hereunder of any Participant who transferred his or her benefits under the Financial Institutions Retirement Fund to this Plan shall not be less than his or her accrued benefit under the Financial Institutions Retirement Fund as of the date of such transfer.

(f) Definitions. For purposes of this Article, the following definitions shall apply:

(1) “Frozen Benefit” shall mean a benefit equal to (A) 2 percent of the Participant’s Final Average Pay determined as of December 31, 1995 multiplied by the Participant’s Benefit Service as of that date, less (B) the benefit, if any, payable to the Participant under the Financial Institutions Retirement Fund with respect to the same period of service;

(2) “Net Transition Benefit” shall mean a benefit equal to the Participant’s Total Transition Benefit less (A) his or her Frozen Benefit, if any, and (B) his or her benefit, if any, payable under the Financial Institutions Retirement Fund with respect to the same period of service;

(3) “Total Transition Benefit” shall mean a benefit equal to 2 percent of the Participant’s Final Average Pay multiplied by the Participant’s Benefit Service (determined as of December 31, 1995);

(4) “1996 Special Benefit” shall mean an amount equal to 3 percent of a Participant’s Compensation for the Plan Year ending December 31, 1995;

(5) “Regular Benefit” shall mean an amount equal to 6 percent of a Participant’s Compensation for the Plan Year to which the benefit relates, taking into account only that portion of the Participant’s Compensation earned while he or she is a Participant; and

(6) “Earnings Credit” shall mean an amount equal to 6 percent of the Participant’s Account Balance as of the first day of the Plan Year to which the credit relates.

4.2 Application for Benefits

Application for benefits shall be made on such forms as the Committee may prescribe and shall be submitted not more than 90 days prior to the Benefit Commencement Date. Except as required by law or as otherwise provided herein, no benefits shall be paid without a written application therefor, as well as such other documents and information as the Committee may reasonably require for the proper administration of this Plan. Where applicable, the application shall include the Participant’s consent to commence distribution, and a waiver of the Participant’s normal form of benefit, as required by Plan Section 5.4. Benefit payment shall be made or commence on or as soon as administratively practicable after the Benefit Commencement Date. No interest shall be payable on account of any delay in the actual time of any payment.

4.3 Vesting

The portion of a Participant’s Accrued Benefit representing his or her Frozen Benefit, if any, shall be fully vested and nonforfeitable. The interest of each Participant in his or her Accrued Benefit (other than the portion attributable to his or her Frozen Benefit, if any) shall be contingent and forfeitable except to the extent that such interest becomes vested in accordance with the provisions of this Section. The interest of each Participant in such portion of his or her Accrued Benefit shall fully vest upon the earlier of the following:

(a) The Participant’s attainment of age 65 while employed by the Bank or an Affiliate; or

(b) The Participant’s completion of five years (60 months) of Vesting Service.

Notwithstanding the foregoing vesting schedule, the Accrued Benefits of all Participants and Former Participants that are accrued as of the effective date of the asset/liability transfer set forth in Article 9 shall be treated as fully vested and nonforfeitable as of that date.

Prior to full vesting, the interest of each Participant in such portion of his or her Accrued Benefit shall vest partially at the rate of 1 and 2/3 percent for each month of Vesting Service completed by the Participant.

If a Participant terminates employment with the Bank and all Affiliates before attaining 100 percent vesting and receives a distribution of his or her entire vested benefits, any portion of the Accrued Benefit in which the Participant is not vested shall be immediately canceled upon such a distribution, but it shall be reinstated if he or she is rehired as an Eligible Employee unless the Participant’s date of rehire is more than six years after the date of his or her prior Separation From Service, in which case, his or her prior canceled benefits shall not be reinstated.

If a Participant has received a distribution of the vested portion of his or her Accrued Benefit and is rehired as an Employee at a time requiring the Participant’s nonvested Accrued Benefit to be automatically reinstated under this Section, then the Participant’s vested interest in the reinstated Accrued Benefit that was previously forfeited shall be determined separately until such time as the Participant is 100 percent vested pursuant to this Plan Section. Prior to attainment of 100 percent vesting, the vested interest in the reinstated portion of the Participant’s Accrued Benefit at any subsequent Separation From Service shall be equal to:

(X - Y)
(100% - Y)

where X is the Participant’s vested percentage in his or her Accrued Benefit (other than the portion attributable to his or her Frozen Benefit, if any) determined under this Plan Section at the time of the Participant’s subsequent Separation From Service and Y is the Participant’s vested percentage in such Accrued Benefit determined under this Plan Section at the time of the Participant’s prior Separation From Service.

4.4 Normal Retirement Benefits

(a) Eligibility and Amount. A Participant who attains the Normal Retirement Age of 65 while employed by the Bank or an Affiliate shall be entitled to retire and commence payment of his or her Accrued Benefit calculated as of the Participant’s Normal Retirement Date or, if later, the Participant’s termination of employment with the Bank. Any Participant who has attained age 65 and who is regularly scheduled to work fewer than 40 Hours of Service per month shall be treated as having retired for purposes of this Section and shall be eligible to commence payment of his or her benefits, as though the Participant had actually retired. If such a Participant is regularly scheduled to work 40 or more Hours of Service per month, the Participant’s benefit upon retirement shall be calculated as of the Participant’s termination of employment with the Bank.

(b) Commencement. Payment of a Participant’s normal retirement benefit shall begin as of the Participant’s Normal Retirement Date (if the Participant has, or is deemed to have retired as of that date), or, if later, on the first day of the month following the date of the Participant’s actual or deemed retirement.

4.5 Deferred Vested Retirement Benefits

(a) Eligibility and Amount. A Participant who has a vested interest in his or her Accrued Benefit and terminates employment with the Bank (and all Affiliates) for a reason other than death, prior to attaining Normal Retirement Age shall be eligible to receive a deferred vested retirement benefit payable commencing as provided in Subsection (b) below. The deferred vested retirement benefit shall be the Participant’s vested Accrued Benefit determined as of the Benefit Commencement Date, and which, for payment commencing prior to the Participant’s Normal Retirement Age, shall be the Actuarial Equivalent of payments commencing at that age.

(b) Commencement. Payment of a Participant’s deferred vested retirement benefit shall begin as of the first day of the month coinciding with or next following the Participant’s Normal Retirement Date. Notwithstanding the foregoing, a Participant who terminates employment before his or her Normal Retirement Age may elect to have his or her deferred vested retirement benefit commence beginning as of any month coinciding with or next following the Participant’s termination of employment, but not later than the Participant’s attainment of age 65.

(c) Special Early Retirement Reductions. The following special rule shall apply to the early retirement subsidies in effect under the Financial Institutions Retirement Fund for benefits transferred from the Financial Institutions Retirement Fund to this Plan. With respect to a Participant’s Frozen Benefit, if any, the reduction provided under Subsection (a) above for distributions commencing prior to Normal Retirement Age shall not be greater than the reduction that would have applied under the terms of the Financial Institutions Retirement Fund in effect for the Bank on December 31, 1995, to the extent the Participant satisfies the requirements and conditions for application of such reduction on the Participant’s Benefit Commencement Date.

4.6 Suspension of Benefits

(a) Reemployment Before Attaining Age 65. If a Former Participant who is receiving benefit payments hereunder is reemployed as an Eligible Employee before attaining age 65, then:

(1) The benefit payments shall be discontinued during the period of such reemployment;

(2) The Participant’s previous election of payment form shall be canceled; and

(3) The Participant’s Vesting Service and Benefit Service at the time of the earlier retirement shall be reinstated.

Upon the Participant’s subsequent termination of employment with the Bank, the Participant’s eligibility for a benefit shall be determined, calculated, and paid as if the Participant were then first commencing payment hereunder based upon the Participant’s current Final Average Pay and the reinstated Vesting Service and Benefit Service, plus any Vesting Service and Benefit Service earned following the date of reemployment, as reduced by the Actuarial Equivalent of the benefit payments made to the Participant prior to his or her date of reemployment. If a Participant dies during reemployment, the Participant shall be deemed to have died prior to his or her Benefit Commencement Date. Any pre-retirement death benefits payable in respect of such a Participant shall be subject to the reduction described in this Subsection.

(b) Reemployment After Attaining Age 65. If a rehired Former Participant who is receiving benefit payments hereunder is age 65 or older and is regularly scheduled to work less than 40 Hours of Service per month, any benefit payments being made to the Participant shall continue during the period of reemployment. However, if such a Participant becomes regularly scheduled to work 40 or more Hours of Service, then:

(1) The benefit payments shall be discontinued for the remaining period of reemployment subject to the provisions of Section 4.4(a); and

(2) The Participant shall be given the notice of suspension described in Section 4.7.

Benefit payments shall recommence on or before the first day of the third calendar month after the month in which the Participant ceases to be regularly scheduled to work 40 or more Hours of Service per month, with payments to be made retroactive to such month without interest and without make up or adjustment for any payments properly suspended pursuant to this Section and Section 4.7.

4.7 Notice of Suspension

Any Participant who either (1) remains employed by the Bank as an Eligible Employee upon attaining age 65 or (2) is rehired as an Eligible Employee after attaining age 65 and is regularly scheduled to work 40 or more Hours of Service per month shall be provided with a notice, in accordance with Department of Labor Regulations and such rules as the Committee may prescribe, that the normal retirement benefit payments to which the Participant is entitled are not being paid (or are being suspended in the case of a Participant who was receiving benefits and is rehired after attaining age 65) because of the Participant’s continued employment as described in Section 4.6.

4.8 Limitations on Benefits

(a) General Rule. In no event shall the annual retirement benefit payable to a Participant under this Plan, together with retirement benefits provided under all qualified defined benefit plans maintained or previously maintained by the Bank or an Affiliate, for any “limitation year,” which shall be the calendar year, exceed the maximum benefit permitted under Code Section 415(b) (including any applicable grandfathering rules). This Plan Section shall be applied in accordance with Code Section 415 and the regulations thereunder.

(b) Adjustment of Limits.

(1) Where a retirement benefit is provided commencing before age 62, the Code Section 415(b)(1)(A) dollar limit shall be reduced in accordance with Code Section 415(b)(2)(C).

(2) Where a retirement benefit is provided commencing after age 65, the Code Section 415(b)(1)(A) dollar limit shall be increased as described in Code Section 415(b)(2)(D).

(3) The maximum benefit limit of Code Section 415(b)(1) shall be applied to benefits in the form of a straight life annuity (with no ancillary benefits) without regard to benefits attributable to Employee contributions and rollover contributions. If the form payable to a Participant is other than a single life annuity or a Code Section 417(b) qualified joint and survivor annuity, the Participant’s benefit shall be determined in accordance with Code Section 415(b)(2)(B).

(4) Notwithstanding the other rules of this Plan Section and Code Section 415, if the Participant has not participated in a defined contribution plan of the Bank or an Affiliate at any time, the Participant’s annual retirement benefit shall not be deemed to exceed the maximum benefit limit if it does not exceed the Code Section 415(b)(4) limit of $10,000, as adjusted for Plan participation or service of less than 10 years in accordance with Code Section 415(b)(5).

(c) Order of Defined Benefit Plan Reductions. If the Participant participates or participated in any other defined benefit plan of the Bank or an Affiliate, and the Participant’s aggregate annual retirement benefit under this Plan and such other plan exceeds the limits permitted under Code Section 415, such Participant’s benefit shall be first reduced under this Plan.

ARTICLE 5. PAYMENT FORMS AND DEATH BENEFITS

5.1 Normal Form of Benefit Payments – Unmarried Participants

Unless an optional method of payment is elected hereunder, the vested Accrued Benefit of a Participant or Former Participant shall be paid in the form of a single life annuity.

5.2 Automatic Form of Benefit Payments – Married Participants

Unless a Participant or Former Participant elects in the manner prescribed in Section 5.4 not to take the joint and survivor annuity provided for in this Section, the vested Accrued Benefit of a Participant or Former Participant who is married on his or her Benefit Commencement Date shall be paid in that form. The joint and survivor annuity payable under this Section shall (a) be the Actuarial Equivalent of the single life annuity that would be payable to the Participant or Former Participant under Section 5.1, and (b) consist of a reduced monthly pension for the life of the Participant or Former Participant with a monthly pension payable after his or her death for the life of his or her surviving spouse which is 50 percent of the reduced amount payable during the life of the Participant or Former Participant.

5.3 Optional Form of Benefit Payments

A Participant or Former Participant who is eligible to commence benefit payments hereunder may elect in accordance with Section 5.4 to receive his or her benefits paid in one of the following optional forms of payment (which shall be the Actuarial Equivalent of the normal form provided in Section 5.1) to the extent applicable:

(a) A Life Annuity Option. For Participants or Former Participants with a Spouse, a life annuity payable to the Participant or Former Participant as of the first day of each month until (and including) the month in which the Participant or Former Participant dies.

(b) A Contingent 50 Percent Annuitant Option. An annuity payable as of the first day of each month to the Participant or Former Participant, for life, with a continuing annuity to the Beneficiary if the Beneficiary survives the Participant or Former Participant, in an amount which is 50 percent of the monthly annuity payable to the Participant or Former Participant, beginning with the first day of the month following the Participant’s or Former Participant’s death and continuing for the Beneficiary’s lifetime.

(c) A Lump-Sum Option. A lump sum payable at any time following the Participant’s or Former Participant’s termination of employment with the Bank and all Affiliates.

5.4 Manner and Time of Elections

The election of an optional form of benefit, the election of a nonspouse Beneficiary, and the election not to receive the Qualified Joint and Survivor Annuity shall be made on such forms as may be prescribed by the Committee. Any election under this Article 5 must be made no earlier than 90 days before the Participant’s or Former Participant’s Benefit Commencement Date, and shall be valid only if the Participant’s or Former Participant’s Spouse (if any) consents to such election. The following rules shall apply to such elections:

(a) Not less than 30 and not more than 90 days before the Participant’s or Former Participant’s Benefit Commencement Date, the Participant or Former Participant shall be given a written explanation of:

(1) The terms and conditions of the Qualified Joint and Survivor Annuity;

(2) The Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity;

(3) The rights of the Spouse; and

(4) The Participant’s or Former Participant’s right to make, and the effect of, a revocation of a previous waiver.

(b) Spousal consent to the election of a Participant or Former Participant who has a Spouse must be made within 90 days before the Benefit Commencement Date and shall:

(1) Be in writing;

(2) Acknowledge the effect of the Participant’s or Former Participant’s election not to receive his or her benefits in the form of the Qualified Joint and Survivor Annuity;

(3) Consent to the specific Beneficiary designated by the Participant or Former Participant and/or to the specific form of distribution elected by the Participant or Former Participant; and

(4) Be witnessed by a notary public or a Plan representative.

(c) The consent of a Spouse given hereunder shall be irrevocable. Such consent shall only apply to the individual who signed the waiver. The Participant or Former Participant may revoke an election without spousal consent at any time before his or her Benefit Commencement Date. Spousal consent to a waiver of the Qualified Joint and Survivor Annuity shall not be required if it is established to the satisfaction of the Committee that consent may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may be permitted under applicable law.

(d) Notwithstanding the foregoing, effective December 31, 1996, if a Participant or former Participant has received the notice required to be given pursuant to Section 5.4(a), the Benefit Commencement Date may be less than 30 days after receipt of such notice, provided that:

(1) The notice clearly informs the Participant or Former Participant of the right to consider the waiver of the Qualified Joint and Survivor Annuity and the election of an optional form of distribution for a period of at least 30 days after the notice is provided;

(2) The Participant or Former Participant is permitted to revoke an election hereunder until the later of his or her Benefit Commencement Date or the expiration of the 7-day period that begins the day after the date on which the notice under Section 5.4(a) is given to the Participant or Former Participant;

(3) For Plan Years ending before January 1, 1997, the Participant’s or Former Participant’s Benefit Commencement Date occurs after the date on which notice under Section 5.4(a) is given; and

(4) Distribution pursuant to the Participant’s or Former Participant’s election does not commence before expiration of the 7-day period referred to in paragraph (2).

5.5 Preretirement Death Benefits for Participants Who Have a Spouse

(a) Eligibility. In the case of a Participant or Former Participant:

(1) Who has a vested interest in his or her Accrued Benefit,

(2) Who dies before his or her Benefit Commencement Date, and

(3) Who has a surviving Spouse, there shall be payable to the surviving Spouse a Qualified Preretirement Survivor Annuity.

(b) Amount of Survivor Annuity. The annuity payable to the surviving Spouse under the Qualified Preretirement Survivor Annuity shall be a single life annuity that is the Actuarial Equivalent of the Participant’s or Former Participant’s vested Accrued Benefit, payable at his or her Normal Retirement Age in the normal form specified in this Article, determined as of the date and the age at which the surviving Spouse commences payment hereunder.

(c) Commencement and Duration. Payment of the Qualified Preretirement Survivor Annuity to a Spouse shall commence as of the first day of the calendar month coinciding with or next following the date the Participant or Former Participant would have attained the earliest age at which he or she could have commenced the payment of benefits hereunder (in the case of a Participant or Former Participant who dies before attaining that age) or as of the first day of the month following the date of the Participant’s death (in the case of a Participant or Former

Participant who dies after attaining the earliest retirement age). Payments shall be made monthly thereafter as of the first of each succeeding month until (and including) the month in which the Spouse dies. Notwithstanding the foregoing, the surviving Spouse may elect to waive the Qualified Preretirement Survivor Annuity form of payment (on such forms as may be required by the Committee) and receive a single lump-sum payment that is the Actuarial Equivalent of the Qualified Preretirement Survivor Annuity to which the Spouse is entitled commencing as of the date the lump sum is paid. Effective January 1, 1998, if the Actuarial Equivalent of the Qualified Preretirement Survivor Annuity at the Participant’s death does not exceed the single sum value of $5,000, this Subsection shall not apply, and the payment to the surviving Spouse shall be governed by the rules of Section 5.9 relating to the payment of small amounts. If the Actuarial Equivalent of the Qualified Preretirement Survivor Annuity exceeds the single sum value of $5,000, the surviving Spouse must consent in writing to the commencement of benefits, regardless of the payment form, prior to the first day of the calendar month after the Participant would have attained age 65.

5.6 Preretirement Death Benefits for Participants Who Have No Spouse

(a) Eligibility. In the case of a Participant or Former Participant:

(1) Who has a vested interest in his or her Accrued Benefit,

(2) Who dies before his or her Benefit Commencement Date, and

(3) Who has no surviving Spouse,

there shall be payable to the Participant’s or Former Participant’s Beneficiary, as soon as practicable after his or her death, an automatic lump sum that is the Actuarial Equivalent of the Participant’s or Former Participant’s vested Accrued Benefit payable at his or her Normal Retirement Age in the normal form specified above, determined as of the date at which payment is to be made hereunder.

5.7 Other Death Benefits

If a Participant or Former Participant dies after his or her Benefit Commencement Date, the death benefits, if any, with respect to the Participant or Former Participant, shall be determined in accordance with the payment option in effect at his or her death.

5.8 Beneficiary Designation

Subject to the requirements of Section 5.4, a Participant or Former Participant may designate a person or other entity as the Beneficiary to receive any death benefit payable under the Plan. Each Beneficiary designation shall be in the form prescribed by the Committee, shall be effective only when properly filed in writing with the Committee before the earlier of the Participant’s or Former Participant’s death or Benefit Commencement Date, and shall revoke all prior designations by the Participant or Former Participant.

5.9 Payment of Small Amounts

Any other provision of the Plan notwithstanding, effective January 1, 1998, the Actuarial Equivalent of a Participant’s vested Accrued Benefit (or a Spouse’s Qualified Preretirement Survivor Annuity) shall be paid in a single lump sum as soon as administratively feasible after the date on which the Participant terminates employment with the Bank (and all Affiliates) if its present value determined as of that date does not exceed (and, prior to October 17, 2000, did not exceed at the time of any prior distribution) $5,000. This rule shall be applied after a Participant’s death or an assignment to an alternate payee (as defined in Code Section 414(p)) under a qualified domestic relations order in the following manner. The Participant’s Beneficiary or the alternate payee shall be substituted for the Participant and any benefit payable to such Beneficiary or alternate payee shall be substituted for the Participant’s Accrued Benefit in the first sentence of this Section, and such benefit shall then be paid to the Beneficiary or alternate payee in a single sum if its present value does not exceed $5,000.

If the present value of a Participant’s vested Accrued Benefit is zero on the date on which the Participant terminates employment with the Bank and all Affiliates, such Participant (or his or her Beneficiary) shall be deemed to have received a distribution of his or her vested benefit hereunder as of that date.

5.10 Eligible Rollover Distributions

A lump sum and any other eligible rollover distribution under the Plan shall be made in accordance with the requirements of Code Section 401(a)(31) and all references to a Participant’s or Former Participant’s Spouse in this Section shall mean the individual to whom the Participant or Former Participant was legally married at his or her death, as determined in accordance with Code Section 402(c)(9). Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

For purposes of this Section, the following definitions shall apply;

(a) An “eligible rollover distribution” is any distribution of all or any portion of the benefit credited to the distributee, except that an “eligible rollover distribution” shall not include:

(1) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; and

(2) Any distribution to the extent such distribution is required under Section 401(a)(9) of the Code.

The determination of what constitutes an eligible rollover distribution under the Plan shall be made in accordance with Code Section 402(c) and the regulations thereunder.

(b) Effective January 1, 2002, an “eligible retirement plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the code, an annuity contract described in Section 403(b) of the Code, a governmental deferred compensation plan described in Section 457(b) of the Code or a qualified trust described in Section 401(a) of the Code that accepts the distributee’s eligible rollover distribution.

(c) A “distributee” includes (1) a Participant or Former Participant, (2) his or her surviving spouse, and (3) his or her spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code) with regard to the interest of that spouse or former spouse.

(d) A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

In prescribing the manner of making elections with respect to eligible rollover distributions, the Committee may provide for the uniform, nondiscriminatory application of any restrictions permitted under the Code and related regulations, including, but not limited to a requirement that a distributee may not elect a partial direct rollover in an amount less than $500, a requirement that a distributee may not elect to make a direct rollover of an eligible rollover distribution to more than one eligible retirement plan, and a requirement that the distribution must be at least $200 to be an eligible rollover distribution.

5.11 Time Limits for Payment of Benefits

Notwithstanding any provision of the Plan to the contrary, the commencement and duration of benefit payments under the Plan must satisfy the following rules. All distributions required under this Section shall be determined and made in accordance with Code Section 401(a)(9) and the regulations thereunder, including the minimum distribution incidental benefit requirements, which are incorporated herein by this reference.

(a) Benefit Commencement Requirements: Unless a Participant elects otherwise, payment of benefits shall begin as soon as practical after the Participant or Former Participant is entitled to receive them (by filing with the Committee a proper application for benefits pursuant to Section 4.2) but not later than 60 days after the last day of the Plan Year in which occurred the latest of:

(1) The Participant’s attainment of age 65,

(2) The tenth anniversary of the Participant’s commencement of participation in the Plan, or

(3) The Participant’s termination of employment.

If the amount of the payments required to commence on a date determined under this Section cannot be ascertained or the whereabouts of the person entitled thereto is not known by that date, a payment retroactive to that date (without interest) may be made no later than 60 days after the earliest date on which such amount can be ascertained or the whereabouts of such person becomes known.

Notwithstanding any other provision of the Plan herein to the contrary, effective January 1, 1997, the distribution of the Participant’s or Former Participant’s vested Accrued Benefit must begin not later than the April l following the calendar year in which the Participant or Former Participant attains age 70 1/2.

(b) Death Distribution Rules. The following rules must be satisfied by any distribution that is made on account of the death of a Participant or Former Participant.

(1) If the Participant or Former Participant dies after distribution of his or her Accrued Benefit has commenced, the remaining portion of such benefit, if any, shall continue to be distributed at least as rapidly as under the method of distribution in effect prior to his or her death.

(2) If the Participant or Former Participant dies before distribution of his or her Accrued Benefit commences, the entire benefit shall be distributed no later than five years after his or her death except to the extent benefits are distributed in accordance with (A) or (B) below:

(A) The designated Beneficiary is not the surviving spouse (within the meaning of Code Section 401(a)(9)) to whom the Participant or Former Participant was legally married, but distributions shall be paid over the life (or a period not extending beyond the life expectancy) of the designated Beneficiary and shall commence no later than one year after the death of the Participant or Former Participant.

(B) The designated Beneficiary is the surviving spouse (within the meaning of Code Section 401(a)(9)) to whom the Participant or Former Participant was legally married and the distributions shall be paid over the life (or a period not extending beyond the life expectancy) of the surviving spouse and shall begin not later than: (i) the date on which the Participant or Former Participant would have attained age 70 1/2, or (ii) the date specified in Subparagraph (A) above.

(3) For purposes of Subsection (b)(2) above, payments shall be calculated by use of the return multiples specified in Section 1.12-9 of the Treasury Regulations. Life expectancy of a surviving spouse may be recalculated annually, but in the case of any other designated Beneficiary, such life expectancy shall be calculated at the time payment first commences without further recalculation.

(4) For purposes of this Subsection, any amount paid to a child of the Participant or Former Participant shall be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

5.12 Restrictions on 25 Most Highly Compensated

In the event of Plan termination, the benefits of any highly compensated Employee or highly compensated former Employee (within the meaning of Code Section 414(q) and related regulations) shall be limited to a benefit that is not discriminatory under Code Section 401(a)(4) and related regulations. If a Participant or Former Participant is among the 25 most highly compensated persons who are employed by the Bank and its Affiliates at any time during any Plan Year, or based on his or her Compensation at the time of his or her retirement or other termination of employment would still be among the 25 most highly compensated persons if so employed, then payment to or with respect to such Participant or Former Participant shall not exceed the annual payments under a single life annuity that is the Actuarial Equivalent of his or her Accrued Benefit unless:

(a) After payments to or with respect to all Participants or Former Participants whose benefits may be restricted under this Section for the Plan Year, the value of Plan assets exceeds 110 percent of the value of the Plan’s current liabilities (as defined in Code Section 412(1)(7));

(b) Payments to or with respect to the Participant or Former Participant are less than one percent of the value of the Plan’s current liabilities; or

(c) Any other exception under applicable regulations permits payment to be made to the Participant or Former Participant without regard to such limitation.

5.13 Erroneous Payments

Effective January 1, 1996, in the event that a Participant or a Beneficiary receives a distribution under this Plan in excess of the amount, if any, to which he or she is entitled, by reason of a calculation error or otherwise, the Committee or its delegate may, in its sole discretion, adjust future benefit payments to the Participant or the Beneficiary to the extent necessary to recoup the amount which the Participant or the Beneficiary received which was in excess of the amount to which he or she was entitled under the terms of the Plan. If the Committee determines, in its sole discretion, that it is not feasible or desirable to adjust future benefit payments to a Participant or a Beneficiary, the Committee may require the Participant or the Beneficiary to repay to the Plan the amount which is in excess of the amount to which the Participant or the Beneficiary is entitled under the terms of the Plan. All amounts received by a Participant or a Beneficiary under the Plan shall be deemed to be paid subject to this condition.

ARTICLE 6. FINANCING

6.1 Funding the Plan

To fund the benefits provided under the Plan, the Bank may, in its sole discretion, execute a Trust Agreement with a Trustee or Trustees, or enter into one or more contracts with an insurance company or companies, or adopt a combination of both methods of funding. The Bank shall determine the form and terms of any such Trust Agreement or insurance contract, and may, in its sole discretion, modify such instruments from time to time or remove or replace any Trustee or insurance company. The Committee shall establish an investment policy which is consistent with the objectives of the Plan and shall communicate it to any person or entity who has been delegated the responsibility to invest the Plan’s assets pursuant to Section 7.5. The Committee also shall establish a funding policy and method which is consistent with the objectives of the Plan. The Committee shall periodically review both the investment policy and the funding policy and method.

6.2 Employer Contributions

The Bank shall make or cause to be made such contributions to the Trust Fund as shall be required under accepted actuarial principles to at least be sufficient to maintain the Plan as a qualified employee defined benefit plan, as shall be determined from time to time by an enrolled actuary. Except as otherwise provided by law, all benefits payable under the Plan shall be payable only from the Trust Fund or an insurance contract, and no liability for the payment of benefits under the Plan shall be imposed on the Bank or any employee, officer, director, or shareholder thereof. Nothing in the Plan shall be construed as a guarantee by the Bank (or any employee, officer, director or shareholder thereof) of the value of any security or other asset of the Plan, or as an indemnity against any investment losses involving the Plan’s assets.

6.3 Contributions by Participants

Participants shall not be required nor permitted to make contributions to the Trust Fund.

6.4 Nonreversion

Anything in this Plan to the contrary notwithstanding, it shall be impossible at any time for contributions or any part of the Plan’s assets to revert to the Bank or to be used for or diverted to any purpose other than the exclusive benefit of Participants and Beneficiaries (which purpose includes the payment of reasonable expenses incurred to maintain, invest, value and administer the Plan’s assets and to maintain and administer the Plan), except that:

(a) In the event that the application for determination as to the initial qualification of the Plan is submitted to the Internal Revenue Service within the time frame specified in ERISA section 403(c)(2)(H) and the Internal Revenue Service issues an adverse determination letter with respect to that application, the Plan shall be null and void and the Plan’s entire assets shall be returned to the Bank within one year after the date of such adverse determination letter;

(b) If a contribution or portion thereof is made to the Trust Fund by the Bank under a mistake of fact, then, upon written request to the trustee, such contribution or portion thereof, net of any losses and not including any earnings thereon, shall be returned to the Bank within one year of the date of such contribution;

(c) If any part of the Bank’s contribution under the Plan is disallowed as a deduction for federal income tax purposes, then to the extent such contribution is disallowed the contribution, net of any losses and not including any earnings thereon, shall be returned to the Bank within one year after the disallowance; and

(d) Upon a complete termination of the Plan, any assets of the Plan remaining after the satisfaction of all liabilities under the Plan, including the payment of expenses incurred by the Plan, shall revert to the Bank.

ARTICLE 7. ADMINISTRATION

7.1 Committee

The Plan shall be administered by a retirement committee of not less than three members each of whom is appointed by the Board of Directors. Committee members may, but need not, be employees of the Bank. The Committee is hereby designated administrator of the Plan. Any member of the Committee may resign by delivering his or her written resignation to the Committee no less than 15 days before the effective date of his or her resignation. The Board of Directors may remove any member of the Committee at any time with or without advance written notice. Vacancies in the Committee arising by resignation, death, removal or otherwise shall be filled by the Board of Directors.

7.2 Compensation and Expenses

Members of the Committee who are Employees shall serve without compensation for services as a member. Any Committee member may be reimbursed from the Plan’s assets for any reasonable expenses properly and actually incurred in the performance of his or her duties as a Committee member. The Committee shall direct the Trustee or insurance company to pay all administrative fees and other expenses reasonably incurred in the administration of the Plan from the Trust Fund or insurance contract (as applicable) to the fullest extent permitted by law, except to the extent that such fees and expenses are paid by the Bank. The Bank may, to the extent permitted by law, be reimbursed by the Plan for (a) any Plan expenses which the Bank pays or incurs and (b) any amounts advanced by the Bank to the Plan to pay Plan expenses.

7.3 Conduct of Committee Business

The Committee shall elect a chairman who shall be a member of the Committee and a secretary who may or may not be a member of the committee and may appoint such subcommittees as it deems necessary and appropriate. The Committee shall hold regular meetings in any convenient location and shall conduct its business according to the provisions of this Article. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee and shall have power to act. The concurrence or dissent of any member of the Committee may be by telephone, wire, cablegram or letter. In the administration of the Plan, the Committee may:

(a) Employ or appoint agents to carry out non-fiduciary responsibilities;

(b) Employ or appoint agents to carry out fiduciary responsibilities;

(c) Consult with counsel, who may be of counsel to the Bank;

(d) Provide for the allocation of fiduciary responsibilities among its members; and

(e) Authorize one or more of its members or any agent to execute any instrument or deliver any instructions on its behalf.

7.4 Powers of the Committee

The Committee shall have all powers necessary or incident to its function as Plan administrator. The Committee (and its delegates, where applicable) shall have the full discretionary authority to determine all questions arising in connection with the administration, interpretation and application of the Plan including, without limitation, the full discretionary authority to determine all facts relating to eligibility and any claims for benefits under the Plan. The Committee’s powers include, but are not limited to, full discretionary authority to:

(a) Prescribe rules for the operation of the Plan;

(b) Determine all questions affecting eligibility to participate in and receive benefits under the Plan;

(c) Prepare and distribute other communications to Employees as a part of Plan operations;

(d) Prescribe forms to facilitate the operation of the Plan;

(e) Secure government approvals for the Plan;

(f) Construe and interpret the terms of the Plan, including the power to remedy possible ambiguities, inconsistencies or omissions;

(g) Determine the amount of benefits and authorize payments from Plan assets;

(h) Obtain from the Bank and from Employees and former Employees such information as may be necessary or appropriate to administer the Plan, and, as appropriate, furnish such information to the Trustee or other appropriate person;

(i) Maintain records;

(j) Litigate, settle claims, and respond to and comply with court proceedings and orders on the Plan’s behalf;

(k) Enter into contracts on the Plan’s behalf;

(l) Appoint and remove investment managers (as defined in Section 3(38) of ERISA);

(m) Provide for any required bonding of fiduciaries and other persons who may from time to time handle Plan assets or otherwise be required by law to obtain bonding; and

(n) Exercise all other powers given to the Committee under other Sections of the Plan or as may be delegated to it by the Board of Directors.

7.5 Investment Responsibilities

The investment of the assets of the Plan shall be the responsibility of the Committee, except to the extent such responsibility has been delegated to or otherwise assumed by the Trustee, an insurance company or any investment manager appointed pursuant to Section 7.3. To the extent that the responsibility to invest the Plan’s assets has been delegated by the Committee hereunder, the person or entity to whom such authority has been delegated shall have the sole responsibility for the investment of such of the Plan’s assets to which the delegation applies. Such delegation shall relieve the Committee and its members of all responsibility for the investment of the Plan’s assets subject to the delegation.

7.6 Duties of the Committee

The Committee shall administer the Plan and adopt such rules and regulations as in the opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business. The Committee shall comply with the requirements of reporting and disclosure under applicable law. In performing their duties, the members of the Committee shall act solely in the interest of the Participants of the Plan and their Beneficiaries and:

(a) For the exclusive purpose of providing benefits to the Participants and their Beneficiaries under the terms of the Plan;

(b) With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

(c) In accordance with the documents and instruments governing the Plan.

No member shall vote on any matter before the Committee in which he or she is a Claimant described in Section 7.17 or has a personal interest that is adverse to the interests of the Plan or its Participants and Beneficiaries.

7.7 Records and Reports of the Committee

The Committee shall keep written minutes of all its proceedings, which shall be provided to the Board of Directors upon request. The Committee shall cause to be prepared and shall submit to the Board an annual report which shall include an income statement of the fiscal transactions of the Plan for the preceding Plan Year, a balance sheet showing the financial condition of the Plan, any recommendations based on the foregoing information, and such other information as the Committee deems necessary or advisable.

7.8 Committee’s Decisions Conclusive

The Committee shall exercise its powers hereunder in a uniform and nondiscriminatory manner. Any and all disputes with respect to the Plan which may arise involving Participants or their Beneficiaries shall be referred to the Committee and its decision shall be final, conclusive and binding. Furthermore, if any question arises as to the meaning, interpretation or application of any provision hereof, the decision of the Committee with respect thereto shall be final and conclusive.

7.9 Indemnity

As may be permitted and determined solely in accordance with the Bank’s bylaws (or such applicable indemnification agreements as may be entered into between the Bank and an Indemnitee, as defined below), the Bank shall indemnify and hold harmless any current or former director, officer, or employee of the Bank (“Indemnitee”) who (a) is currently serving (or has served in the past) as a member of the Committee, or (b) is (or was in the past) involved in any way in the Plan’s administration, against any liabilities, damages, costs, and expenses arising in connection with the administration of the Plan (including reasonable attorneys’ fees and amounts paid in settlement of any claims approved by the Bank). The right of indemnity shall be conditioned upon timely receipt of notice by the Bank of any claim asserted against the Indemnitee. In the event of a lawsuit, such notice must be given to the Bank within five days after receipt by the Indemnitee of the complaint. In all cases where indemnification is sought under this Section, the party requesting indemnification shall, in writing, give the Bank the opportunity to handle the settlement or defense of such claim at the Bank’s own expense.

7.10 Fiduciaries

The fiduciaries named in (or otherwise functioning as such under) this Article shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under (or delegated to them pursuant to) this Plan. The Committee shall be the named fiduciary under the Plan.

To the extent required by law, a delegation of fiduciary responsibilities shall be effective only if the person or entity to whom the delegation is being made accepts or acknowledges such delegation in writing. A fiduciary may rely upon any direction, information or action of another fiduciary as being proper under the Plan and is not required under this Plan to inquire into the propriety of any such direction, information or action except to the extent required by law. Each fiduciary shall be responsible for the proper exercise of the fiduciary’s own powers, duties, responsibilities and obligations under the Plan and the fiduciary shall not be responsible for any act or failure to act of another fiduciary except to the extent required by law. Nothing herein shall be construed as a guarantee by the Committee or any other fiduciary against investment loss or depreciation in the value of the Plan’s assets. Any party may serve in more than one fiduciary capacity with respect to the Plan.

7.11 Notice of Address

For purposes of distributing benefits, the Committee may rely upon the address of record of the Participant, Beneficiary or other payee on file with the Bank. Each person entitled to benefits from the Plan must file with the Bank or the Committee, in writing, each change of post office address. Any communication, statement or notice addressed to such a person at his or her latest reported post office address shall be binding upon that person for all purposes of the Plan, and neither the Committee nor the Bank or any Trustee shall be obliged to search for or ascertain the person’s whereabouts, except to the extent required by law.

7.12 Data

All persons entitled to benefits from the Plan must furnish to the Committee such documents, evidence, or information, including information concerning spousal status, as the Committee considers necessary or desirable for the purpose of administering the Plan. It is an express condition of this Plan that each such person must furnish such information and sign such documents as the Committee may require before any benefits become payable from the Plan. The Committee shall be entitled to distribute benefits to a Beneficiary who is not the Participant’s Spouse in reliance upon the signed statement of the Participant that the Participant has no Spouse, and the Committee shall have no liability to a Spouse if such statement is false.

7.13 Non-Alienation

(a) Effective August 6, 1997, except as permitted with respect to assignments to alternate payees under qualified domestic relations orders (as defined in Code Section 414(p)), or under any judgment, order, decree, or settlement authorizing the offset of all or part of a Participant’s or Former Participant’s Accrued Benefit, as permitted by Code Section 401(a)(13)(c), for a breach of fiduciary duty to the Plan or the commission of a criminal act against the Plan, no benefit payable at any time under the Plan shall be subject to the debts or liabilities of a Participant or Beneficiary, and any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Subject to the foregoing exception, no benefit under the Plan shall be subject in any manner to attachment, garnishment, or encumbrance of any kind.

(b) In accordance with procedures consistent with Code Section 414(p) that are established by the Committee (including procedures requiring prompt notification of the affected Participant and each alternate payee of the Plan’s receipt of a domestic relations order and its procedures for determining the qualified-status of such order), judicial orders for purposes of enforcing family support obligations or pertaining to domestic relations (which orders do not alter the amount, timing or form of benefit other than to have it commence at the earliest permissible date) shall be honored by the Plan if the Committee determines that they constitute qualified domestic relations orders (within the meaning of Code Section 414(p)).

7.14 Deemed Spousal Consent

Whenever a Spouse’s consent is required under the Plan, if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may be prescribed by Treasury regulations, the spousal consent requirement shall be deemed to have been satisfied.

7.15 Incompetency

Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of the person or estate has been appointed. However, if the Committee finds that any person to whom a benefit is payable under the Plan is unable to care for his or her affairs because of incompetency, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent or other person who is eligible to receive payment from the Plan for the account of such person. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability therefor under the Plan.

In the event a guardian of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, benefit payments may be made to such guardian, provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability therefor under the Plan.

7.16 Missing Persons

If the committee is unable to make payment because the identity or whereabouts of a Participant or a Former Participant (or his or her Beneficiary) cannot be ascertained, the Participant’s or Former Participant’s Accrued Benefit shall be forfeited and all further benefits with respect to such person shall be discontinued and all liability for the payment thereof shall terminate. In the event of the subsequent reappearance of the Participant or Former Participant (or his or her Beneficiary) prior to termination of the Plan, the benefits which were due and payable and which such person missed shall be paid in a single sum, and any future benefits due such person shall be reinstated in full. The amount payable to such person shall be equal to the benefit forfeited, without interest on such amount for the period commencing on the date such benefit was forfeited and ending on the date of the claim.

7.17 Claims Procedures

Effective January 1, 2003, to obtain Plan benefits, a Participant or Beneficiary (“Claimant”) must file a written application with the Bank’s Human Resources representative or other agent authorized by the Bank to approve or deny such applications. A Claimant shall be notified of the acceptance or denial of benefits within 90 days from the date such an application is received, unless special circumstances require an extension of time, provided that in no event shall such extension exceed 90 days. Written notice of any special circumstances requiring an extension shall be sent to the Claimant within 90 days after receipt of the Claimant’s application. If such an extension is required, written notice of the extension shall be furnished to the person making the request within the initial 90-day period, and the notice shall state the circumstances requiring the extension and the date by which the Bank expects to reach a decision on the request. In no event shall the extension exceed a period of 90 days from the end of the initial period. If the Claimant is denied benefits under the Plan, the Claimant shall be notified of the decision in writing, setting forth:

(a) The specific reason or reasons for the denial;

(b) Specific references to pertinent Plan provisions on which the denial is based;

(c) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d) An explanation of the Plan’s review procedures and the time limits applicable to such procedures.

Any request for review of a denied claim must be made in writing to the Bank within 60 days after receipt of the notice of denial. The Claimant or his or her duly authorized representative may submit written comments, documents, records and other information relating to the claim for benefits and may, upon request and free of charge, receive reasonable access to and copies of, non-privileged documents that the Bank considers relevant with respect to the claim. If the Bank deems it appropriate, it may hold a hearing as to a claim. If a hearing is held, the Claimant shall be entitled to be represented by counsel.

The decision of the Bank shall be made within 60 days after receipt of the request for review unless special circumstances require an extension of time, provided that in no event shall such extension exceed 60 days. If such an extension is required, written notice shall be furnished to the Claimant within the initial sixty-day period. This notice shall state the circumstances requiring the extension and the date by which the Bank expects to reach a decision on review.

If the decision of the Bank on review denies the claim in whole or in part, the notice shall state the reason(s) for the denial and the references to specific Plan provisions on which the denial was based. The notice shall state that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, non-privileged documents that the Bank considers relevant with respect to the claim. The Bank’s review shall take into account all comments, documents, records, and other information submitted by the appellant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. All interpretations, determinations, and decisions of the Bank with respect to any claim shall be made in its sole discretion and shall be final and conclusive.

ARTICLE 8. AMENDMENT AND TERMINATION

8.1 Amendment of the Plan

The Bank reserves the right to amend the Plan at any time and in any respect whatsoever by action of its Board of Directors or by such other means as may be prescribed by the Board. No amendment of the Plan shall cause any part of the Plan’s assets to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or Beneficiaries except to the extent permitted by law. Retroactive Plan amendments may not decrease the Accrued Benefit of any Participant determined as of the time the amendment is adopted, except to the extent permitted by law.

8.2 Termination of the Plan

While it is the intent of the Bank to maintain the Plan indefinitely, it reserves the right to terminate the Plan in whole or part by action of the Board of Directors (or by such other means as may be prescribed by the Board) at any time.

8.3 Action Upon Termination of the Plan

(a) In the event of a complete or partial termination of the Plan, the Bank shall determine the date of such termination and the Participants affected by the termination. The Accrued Benefits of all Participants affected by the termination shall be fully vested to the extent then funded.

(b) Upon a complete termination of the Plan, the assets of the Trust Fund shall be liquidated or otherwise disposed of (after provision is made for the expenses of liquidation) to provide for the payment of benefits in accordance with the priority categories specified in ERISA Section 4044 and the regulations thereunder.

(c) No payment of benefits (or the provision therefor) shall actually be made until the Trustee is advised by the Bank or the Committee in writing that all requirements of applicable law governing termination of plans have been, or are being, complied with and that appropriate authorizations, waivers, exemptions or variances have been, or are being, obtained.

(d) The amounts allocated in accordance with Subsection (b) shall be applied for the benefit of each such person by the purchase of annuity contracts or by such other methods permitted by applicable law, as the Bank may deem appropriate at the time of the complete termination of the Plan.

(e) The surplus assets, if any, of the Trust Fund remaining after the satisfaction of all Plan liabilities shall revert to the Bank.

8.4 Merger, Consolidation or Transfer

This Plan shall not merge or consolidate with, or transfer assets or liabilities to or accept such transfer from any other plan, unless each Participant in this Plan would (if the Plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated), as determined in accordance with Code Section 414(1).

ARTICLE 9. SPIN OFF OF CERTAIN ASSETS AND LIABILITIES INTO A SEPARATE PLAN

9.1 Asset/Liability Transfer

The Accrued Benefits of Former Participants described in Section 9.2 (or their Beneficiaries), together with the amount of Plan assets described below shall, effective as of January 28, 1999, be segregated from the remainder of the Plan and made part of a new plan to be known as the Federal Home Loan Bank of San Francisco Cash Balance Plan for Terminated Employees (the “Terminated Employees Plan”).

(a) All of the Plan’s assets, less the amount set forth in (b) below, shall be transferred to the Terminated Employees Plan; provided, that the transferred amount shall not be less than the amount equal in value to the Accrued Benefits of Former Participants, determined as of January 28, 1999, to be transferred to the Terminated Employees Plan.

(b) The amount of assets to be retained in the Plan shall be equal to the sum of the following:

(1) The greater of (A) the value of the Accrued Benefits remaining in the Plan after the transfer of Accrued Benefits provided for under this Section 9.1 (determined as of January 28, 1999), or (B) the cost of purchasing one or more irrevocable annuity contracts for such remaining Accrued Benefits; plus

(2) One million dollars ($1,000,000).

9.2 Applicable Participants and Former Participants

The Former Participants whose Accrued Benefits are to be transferred pursuant to Section 9.1 shall be those who terminated employment with the Bank on or before December 31, 1998 and who have an Accrued Benefit as of January 27, 1999.

9.3 Benefit Terms and Conditions

The Accrued Benefits of Former Participants transferred to the Terminated Employees Plan shall be provided or made available under that plan from and after the date of the transfer under at least the same terms and conditions, in the same amount, form and manner, and at the same time and frequency as under this Plan as in effect on that date.

9.4 Administrative Forms

All beneficiary designation forms, option election forms, spousal consent forms, or other administrative forms filed under the Plan by any Former Participant (or his or her Beneficiary) to whom this Article applies shall continue in full force and effect under the Terminated Employees Plan until changed or revoked as permitted under the Terminated Employees Plan.

9.5 No Reduction of Benefits

Former Participants to whom this Article applies shall be entitled to a benefit under the Terminated Employees Plan immediately after the transfer of assets and liabilities (if the Terminated Employees Plan then terminated) which is no less than the benefit to which such Former Participant would have been entitled as of the date of such transfer (if this Plan then terminated). The Participants and Former Participants remaining under this Plan after the transfer provided for in Section 9.1 shall be entitled to a benefit under the Plan immediately after the transfer of assets and liabilities to the Terminated Employees Plan (if the Plan then terminated) which is not less than the benefit to which they would be entitled as of the date of such transfer (if the Plan then terminated).

9.6 No Further Benefits

Upon the transfer of the Accrued Benefits provided for in this Article, the Former Participants whose Accrued Benefits have been transferred pursuant to this Article shall have no further rights or benefits under this Plan.

ARTICLE 10. MISCELLANEOUS PROVISIONS

10.1 Employment Rights

Nothing contained in this Plan or any modification of the Plan or act done in pursuance of this Plan shall be construed as giving any Participant any legal or equitable right with respect to his or her employment against the Bank or any Affiliate (or any director, officer or employee thereof), unless specifically provided in this Plan or under applicable law, or as giving any person a right to be retained in the employ of the Bank or Affiliates. All Employees shall remain subject to assignment, reassignment, promotion, transfer, layoff, reduction, suspension, and discharge to the same extent as if this Plan had never been established.

10.2 No Examination or Accounting

Neither this Plan nor any action taken under it shall be construed as giving any person the right to an accounting or to examine the books or affairs of the Bank (or any Affiliates), the Plan or the Committee, except to the extent required by law.

10.3 Records Conclusive

The records of the Bank and the Committee shall be conclusive in respect to all matters involved in the administration of the Plan to the extent permitted by applicable law.

10.4 Severability

In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and it shall be construed and enforced as if such illegal or invalid provision had never been included.

10.5 Counterparts

This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counter parts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

IN WITNESS WHEREOF, the Federal Home Loan Bank of San Francisco has caused this document to be executed by its duly authorized officers, this 22nd day of December, 2004.

FEDERAL HOME LOAN BANK OF SAN FRANCISCO

Signature:	/s/ Dean Schultz
Name:	Dean Schultz
Title:	President and Chief Executive Officer

Signature:	/s/ Gregory Fontenot
Name:	Gregory Fontenot
Title:	Vice President, Human Resources